Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Avid Technology, Inc. for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 4, 2000

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